Exhibit 99

Form 4 - Joint Filer Information


Name:			Frost Gamma Investments Trust

Address:		4400 Biscayne Boulevard
			15th Floor
			Miami, Florida  33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Cellular Technical Services Company, Inc. (CTSC.OB)

Date of Event Requiring
Statement:		August 13, 2007


Signature: /s/ Phillip Frost, M.D., Trustee
 	       Phillip Frost, M.D., Trustee